EXHIBIT 5-1
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                          May 18, 1998


Cadiz Land Company, Inc.
100 Wilshire Boulevard, Suite 1600
Santa Monica, California 90401

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      Our opinion has been requested in connection with the Registration Statement to which this opinion is filed as an exhibit and under which the following securities are being registered: (i) a total of 5,910,712 Shares of Common Stock, consisting of 5,360,712 Outstanding Shares, 50,000 Option Shares and 500,000 Warrant Shares, and (ii) 500,000 Warrants (as such terms are defined in the Registration Statement).

     We have examined the Registration Statement and have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. Based on and subject to the above, it is our opinion that the 5,360,712 Outstanding Shares and the 500,000 Warrants are duly authorized, legally issued, fully paid and non-assessable, and that the 50,000 Option Shares, when issued as contemplated under the terms of the Options governing their issuance, and the 500,000 Warrant Shares, when issued as contemplated under the terms of the Warrants governing their issuance, will be duly authorized, legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                Very truly yours,

                              /s/  Miller & Holguin
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                              MILLER & HOLGUIN